UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2015

LIME ENERGY CO.

(Exact name of registrant as specified in charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville, North Carolina 28078

(Address of principal executive offices)

(704) 892-4442
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Lime Energy Co. (the “Company”) was held on June 18, 2015 (the “Annual Meeting”). At the Annual Meeting, the holders of the Company’s Common Stock and Series C Preferred Stock (i) elected each of the Company’s five nominees for director to serve a term initially expiring at the annual meeting of stockholders in 2016 and (ii) ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year 2015. The results of the voting were as follows:

1.              To elect the five directors named in the Company’s proxy statement for a one-year term ending at our 2016 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	For	Withheld	Broker Non Votes
Gregory T. Barnum	9,241,049	3,624	1,252,809
Christopher W. Capps	9,240,455	4,218	1,252,809
Richard P. Kiphart	9,241,010	3,663	1,252,809
C. Adam Procell	9,241,119	3,554	1,252,809
Tommy Pappas	9,241,466	3,207	1,252,809

2.              The following two directors, also named in the Company’s proxy statement, were elected by the holders of the Company’s Series C Preferred Stock for a one-year term ending at our 2016 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Andreas Hildebrand	4,166,166	0	0
Peter Macdonald	4,166,166	0	0

3.              To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year 2015:

For	Against	Abstain
10,457,819	1,809	37,854

4.              In addition to the proposals above, the Annual Meeting also covered (i) the approval of an amendment to our 2010 Non-Employee Directors Stock Plan to increase the maximum number of shares of common stock available for issuance under the Plan from 250,000 shares to 500,000 shares and (ii) the approval of the Lime Energy Co. 2015 Employee Stock Purchase Plan which had been approved in an action by written consent by holders of a majority of our common stock and Series C Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: June 22, 2015	By:	/s/ Mary Colleen Brennan
Mary Colleen Brennan
Chief Financial Officer & Treasurer